                                                                     EXHIBIT 2.2

================================================================================

                               EXCHANGE AGREEMENT

                          Dated as of February 19, 2002



                                      Among



                           DAVEL COMMUNICATIONS, INC.,

                        DAVEL FINANCING COMPANY, L.L.C.,

                                 DF MERGER CORP.

                                       and

                          PHONETEL TECHNOLOGIES, INC.,

                          CHEROKEE COMMUNICATIONS, INC.

                                       and

               THE PERSONS IDENTIFIED HEREIN AS THE DAVEL LENDERS

                                       and

              THE PERSONS IDENTIFIED HEREIN AS THE PHONETEL LENDERS


================================================================================

                                TABLE OF CONTENTS


RECITALS:.........................................................................................................1

ARTICLE I DEFINITIONS.............................................................................................3

         Section 1.1 Defined Terms................................................................................3

         Section 1.2 Interpretation...............................................................................7

ARTICLE II DEBT FOR EQUITY EXCHANGES..............................................................................7

         Section 2.1 Davel Debt for Equity Exchange...............................................................7

         Section 2.2 PhoneTel Debt for Equity Exchange............................................................8

         Section 2.3 Closing of Debt for Equity Exchanges.........................................................8

         Section 2.4 Further Assurances...........................................................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES........................................................................9

         Section 3.1 Representations and Warranties of the Davel Parties..........................................9

         Section 3.2 Representations and Warranties of the PhoneTel Parties......................................13

         Section 3.3 Representations and Warranties of the Davel Lenders.........................................16

         Section 3.4 Representations and Warranties of the PhoneTel Lenders......................................17

ARTICLE IV COVENANTS.............................................................................................18

         Section 4.1 Davel Covenants.............................................................................18

         Section 4.2 PhoneTel Covenants..........................................................................20

ARTICLE V CONDITIONS TO CLOSING..................................................................................21

         Section 5.1 Conditions to the Obligations of the Lenders................................................21

         Section 5.2 Conditions to the Obligations of Davel and PhoneTel.........................................22

ARTICLE VI MISCELLANEOUS.........................................................................................23

         Section 6.1 Notices.....................................................................................23

         Section 6.2 Entire Agreement; Amendments; Waiver........................................................24

         Section 6.3 No Relationship.............................................................................25

         Section 6.4 Successors and Assigns; Survival............................................................25

         Section 6.5 Termination.................................................................................25

         Section 6.6 Expenses....................................................................................25

         Section 6.7 Counterpart and Telecopier Execution........................................................25

         Section 6.8 Governing Law; Submission to Jurisdiction...................................................26

         Section 6.9 TRIAL BY JURY...............................................................................26

         Section 6.10 Severability...............................................................................26

         Section 6.11 Captions...................................................................................26


          List of Schedules, Exhibits and Annexes to Exchange Agreement

                                    Schedules

                  Schedule 2.1 - List of Exchanged Davel Loans and Davel Debt Exchange Shares

                  Schedule 2.2 - List of Exchanged PhoneTel Loans and PhoneTel Debt Exchange Shares

                  Schedule 2.3(A) - List of promissory notes, instruments of assignment and other closing documents to be delivered by Davel Lenders to Davel Financing

                  Schedule 2.3(B) - List of stock certificates, officers' certificates, promissory notes and other closing documents to be delivered by Davel Financing to the Davel Lenders

                  Schedule 2.3(C) - List of promissory notes, instruments of assignment and other closing documents to be delivered by PhoneTel Lenders to PhoneTel

                  Schedule 2.3(D) - List of stock certificates, officers' certificates, promissory notes and other closing document to be delivered by PhoneTel to the PhoneTel Lenders

                  Schedule 3.1(E) - Davel Governmental Approvals

                  Schedule 3.1(F)(1) - Authorized and Issued Capital Stock of Davel as of Date of Execution

                  Schedule 3.1(F)(2) - Authorized and Issued Capital Stock of Davel after the Davel Effective Time; Schedule of Rights to Purchase Capital Stock of Davel after the Davel Effective Time

                  Schedule 3.1(F)(3) - Authorized and Issued Capital Stock of Davel after the PhoneTel Effective Time; Schedule of Rights to Purchase Capital Stock of Davel after the PhoneTel Effective Time

                  Schedule 3.1(F)(5) - Pre-emptive Rights

                  Schedule 3.1(F)(6) - Authorized and Issued Capital Stock of D Sub

                  Schedule 3.1(K) - Certain Fees

                  Schedule 3.2(E) - PhoneTel Governmental Approvals

                  Schedule 3.2(F)(1) - Authorized and Issued Capital Stock of PhoneTel as of Date of Execution

                  Schedule 3.2(F)(2) - Authorized and Issued Capital Stock of PhoneTel after PhoneTel Debt for Equity Exchange but before Davel Effective Time and the PhoneTel Effective Time

                  Schedule 3.2(F)(4) - Pre-emptive Rights

                  Schedule 3.2(K) - Certain Fees Schedule 3.3(E) - Disclosure relating to Government Approvals

                  Schedule 3.3(F) - Disclosure relating to ownership of the Davel Loans

                  Schedule 3.4(E) - Disclosure relating to Government Approvals

                  Schedule 3.4(F) - Disclosure relating to ownership of the PhoneTel Loans

                                    Exhibits

                  Exhibit A - Commitment Letter

                  Exhibit B - Registration Rights Agreement

                  THIS EXCHANGE AGREEMENT (this "Agreement"), dated as of the 19th day of February, 2002, is being entered into by and among DAVEL COMMUNICATIONS, INC., a Delaware corporation ("Davel"), DAVEL FINANCING COMPANY, L.L.C., a Delaware limited liability company wholly owned by Davel ("Davel Financing"), DF MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Davel Financing ("D Sub"), PHONETEL TECHNOLOGIES, INC., an Ohio corporation ("PhoneTel" and, together with Davel, the "Companies"), CHEROKEE COMMUNICATIONS, INC., a Texas corporation and a wholly owned subsidiary of PhoneTel ("Cherokee"), the persons identified on the signature pages to this Agreement as the "Davel Lenders" (the "Davel Lenders"), and the persons identified on the signature pages to this Agreement as the "PhoneTel Lenders" (the "PhoneTel Lenders" and, together with the Davel Lenders, the "Lenders").


                                    RECITALS:

                  A. Davel Financing (as the borrower), Davel and certain subsidiaries of Davel (as guarantors) and the Davel Lenders are parties to a Credit Agreement dated as of December 23, 1998 (as amended and modified by the First Amendment to Credit Agreement and Consent and Waiver dated as of April 8, 1999, the Second Amendment to Credit Agreement dated as of March 9, 2000, the Third Amendment to Credit Agreement dated as of June 22, 2000, the Fourth Amendment to Credit Agreement dated as of September 28, 2000, the Fifth Amendment to Credit Agreement and Waiver dated as of November 29, 2000, the Sixth Amendment to Credit Agreement and Waiver dated as of March 23, 2001 and the Seventh Amendment to Credit Agreement and Consent and Waiver dated as of February 19, 2002 and as may be further amended or modified from time to time, the "Davel Credit Agreement") providing for a senior secured credit facility (the "Davel Credit Facility") in a maximum aggregate amount of $280,000,000 consisting of "Term A Loans", "Term B Loans" and "Revolving Loans" (each as defined in the Davel Credit Agreement and, collectively, the "Davel Loans"). As of the date hereof, the following Davel Loans are outstanding: $109,492,354 in principal amount of Term A Loans, $93,379,558 in principal amount of Term B Loans and $34,383,088 in principal amount of Revolving Loans, in each case excluding any outstanding fees, interest and expenses.

                  B. PhoneTel and Cherokee (as the borrowers) are parties to a Loan and Security Agreement dated as of November 17, 1999 (as amended by Amendments Numbers One through Eight, most recently dated February 19, 2002 and as may be further amended or modified from time to time, the "PhoneTel Credit Agreement") providing for a senior secured credit facility (the "PhoneTel Credit Facility") in a maximum aggregate amount of $46,000,000 consisting of revolving credit loans (the "PhoneTel Loans"). As of December 31, 2001, $62,634,745 in principal amount (including capitalized fees, interest and expenses) of PhoneTel Loans were outstanding.

                  C. In connection with the formation of D Sub, Davel Financing contributed to D Sub a promissory note dated February 19, 2002 in the principal amount of $342,551.46 (the "D Sub Note") in exchange for 1,000 shares of common stock of D Sub, having no par value ("D Sub Common Stock"), constituting all the issued and outstanding capital stock of D Sub.

                  D. PhoneTel, Davel, Davel Financing, D Sub and PT Merger Corp., a Delaware corporation and a wholly owned subsidiary of Davel Financing ("P Sub"), are parties to an Agreement and Plan of Reorganization and Merger dated as of February 19, 2002 (the "Merger Agreement") providing for (i) the merger of P Sub with and into PhoneTel (the "PhoneTel Merger"), with PhoneTel surviving as a wholly owned subsidiary of Davel Financing, and (ii) the merger of D Sub with and into Davel Financing, with Davel Financing as the surviving entity (the "Davel Merger" and, together with the PhoneTel Merger, the "Mergers"). The Merger Agreement provides that, in connection with the PhoneTel
Merger: (i) the shares of common stock of PhoneTel common stock, par value $.01 per share ("PhoneTel Common Stock"), outstanding after giving effect to the transactions contemplated by Paragraph F below, will be converted into a number of fully paid and nonassessable shares of common stock of Davel, par value $.01 per share ("Davel Common Stock"), as more fully set forth in the Merger Agreement (with the number of shares of Davel Common Stock into which each share of PhoneTel Common Stock is so converted being sometimes referred to herein as the "PhoneTel Merger Exchange Ratio"), (ii) each outstanding option to purchase PhoneTel Common Stock (a "PhoneTel Option") will be converted into an option (an "Adjusted PhoneTel Option") to purchase a corresponding number of shares of Davel Common Stock, with Davel assuming the obligations under such Adjusted PhoneTel Options, and (iii) each outstanding warrant to purchase PhoneTel Common Stock (a "PhoneTel Warrant") will be converted into a warrant (an "Adjusted PhoneTel Warrant") to purchase a corresponding number of shares of Davel Common Stock, with Davel assuming the obligations under such Adjusted PhoneTel Warrants, with the aggregate of (i), (ii) and (iii) representing 36.5% of the number of shares of Davel Common Stock that will be outstanding on a fully-diluted basis (without giving effect to the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel that is referred to in Section 3.1(f)(ii)) immediately after the Mergers. The Merger Agreement further provides that, in connection with the Davel Merger, the outstanding shares of D Sub Common Stock will be converted into a number of fully paid and nonassessable shares of common stock of Davel Common Stock representing 59.06% of the number of shares of Davel Common Stock that will be outstanding on a fully-diluted basis (after giving effect to the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel that is referred to in Section 3.1(f)(ii)) immediately after the Mergers (with the number of shares of Davel Common Stock into which each share of D Sub Common Stock is so converted being sometimes referred to herein as the "Davel Merger Exchange Ratio").

                  E. It is contemplated that, prior to the Mergers, the Certificate of Incorporation of Davel will be amended to increase the authorized number of shares of common stock of Davel to 1,000,000,000 (one billion) shares.

                  F. In contemplation of the Mergers, PhoneTel and Davel, on the one hand, and the Davel Lenders and the PhoneTel Lenders, on the other hand, are, simultaneously with the execution of this Agreement, executing a commitment letter in the form attached hereto as Exhibit A (the "Commitment Letter"), which Commitment Letter contemplates that, in connection with and contingent upon the consummation of the Mergers: (i) the Davel Lenders will assign to Davel Financing a portion of the Davel Loans in exchange for the transfer by Davel Financing to the Davel Lenders of all the issued and outstanding shares of D Sub Common Stock (such exchange being referred to herein as the "Davel Debt for Equity Exchange"), which shares are to be converted pursuant to the Davel Merger into shares of Davel Common Stock,

(ii) the PhoneTel Lenders will assign to PhoneTel a portion of the PhoneTel Loans in exchange for the issuance by PhoneTel to the PhoneTel Lenders of shares of PhoneTel Common Stock (such exchange being referred to herein as the "PhoneTel Debt for Equity Exchange"), which shares are to be converted into shares of Davel Common Stock upon consummation of the Merger and (iii) the Davel Loans not so exchanged for D Sub Common Stock (the "Retained Davel Loans") and the PhoneTel Loans not so converted into PhoneTel Common Stock (the "Retained PhoneTel Loans") will be consolidated into a single restructured credit facility (the "New Credit Facility"), to be governed by a credit agreement to be executed on or before the Effective Time of the Mergers.

                  G. This Agreement is being entered into pursuant to the Commitment Letter in order to set forth the terms and conditions on which the Davel Debt for Equity Exchange and the PhoneTel Debt for Equity Exchange are to be effected and the respective obligations of the parties with regard thereto.

                  NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Defined Terms. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement. Except as otherwise specified herein, the terms set out in the preamble and Recitals hereto shall have the respective meanings set forth therein for all purposes of this Agreement.

                  "Adjusted PhoneTel Option" has the meaning set forth in Recital D hereto.

                  "Adjusted PhoneTel Warrant" has the meaning set forth in Recital D hereto.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Board of Directors" means, as applicable, the board of directors of Davel from time to time, or the board of directors of PhoneTel from time to time.

                  "Cherokee" has the meaning set forth in the preamble hereto.

                  "Combined Proxy Statement" means the joint proxy statement, contemplated by the Merger Agreement, to be prepared jointly by PhoneTel and Davel and sent to their respective stockholders relating to the meetings of such stockholders to be held in connection with the Merger Agreement.

                  "Commitment Letter" has the meaning set forth in Recital F hereto.

                  "Companies" has the meaning set forth in the preamble hereto.

                  "Consent" in relation to the Davel Lenders means the consent of Davel Lenders holding not less than 75% in aggregate principal amount of the Davel Loans and in relation to the PhoneTel Lenders means the consent of PhoneTel Lenders holding not less than 75% in aggregate principal amount of the PhoneTel Loans.

                  "Converted Davel Debt Exchange Shares" means the shares of Davel Common Stock to be issued to the Davel Lenders pursuant to the Davel Merger in respect of the Davel Debt Exchange Shares, as described in Section 2.1 hereof.

                  "Converted PhoneTel Debt Exchange Shares" means the shares of Davel Common Stock to be issued to the PhoneTel Lenders pursuant to the PhoneTel Merger in respect of the PhoneTel Debt Exchange Shares, as described in Section
2.2 hereof.

                  "Davel" has the meaning set forth in the preamble hereto.

                  "Davel Common Stock" has the meaning set forth in Recital D hereto.

                  "Davel Credit Agreement" has the meaning set forth in Recital A hereto.

                  "Davel Credit Facility" has the meaning set forth in Recital A hereto.

                  "Davel Debt Exchange Shares" means the shares of D Sub Common Stock to be received by the Davel Lenders pursuant to the Davel Debt for Equity Exchange, as described in Section 2.1 hereof.

                  "Davel Debt for Equity Exchange" has the meaning set forth in Recital F hereto.

                  "Davel Effective Time" means the Davel Effective Time as determined pursuant to the Merger Agreement.

                  "Davel Financing" has the meaning set forth in the preamble hereto.

                  "Davel Lenders" has the meaning set forth in the preamble hereto.

                  "Davel Loans" has the meaning set forth in Recital A hereto.

                  "Davel Material Adverse Effect" means a material adverse effect on the ability of Davel to consummate the Transactions or, as a result of any event, change, circumstance or effect arising from or having an impact on Davel's business, assets, financial condition or results of operations, a material adverse effect on the ability of PhoneTel and its stockholders or the Lenders to realize substantially all of the benefits of the Transactions.

                  "Davel Merger" has the meaning set forth in Recital D hereto.

                  "Davel Merger Exchange Ratio" has the meaning set forth in Recital D hereto.

                  "Davel Parties" means Davel, Davel Financing and D Sub.

                  "Davel Subsidiary" means a Davel Subsidiary as defined in the Merger Agreement.

                  "Davel Syndicate Agent" means PNC Bank N.A., as agent to the Davel Lenders under the Davel Credit Facility.

                  "Debt for Equity Exchanges" means, collectively, the Davel Debt for Equity Exchange and the PhoneTel Debt for Equity Exchange.

                  "D Sub" has the meaning set forth in the preamble.

                  "D Sub Common Stock" has the meaning set forth in Recital C hereto.

                  "D Sub Note" has the meaning set forth in Recital C hereto.

                  "Effective Time of the Exchanges" has the meaning set forth in
Section 2.3 hereof.

                  "Effective Time of the Mergers" means the earlier of the Davel Effective Time and the PhoneTel Effective Time, it being understood that, pursuant to Section 11.01 of the Merger Agreement, it is contemplated that the Davel Effective Time and the PhoneTel Effective Time will take place substantially contemporaneously, with the Davel Effective Time immediately preceding the PhoneTel Effective Time.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Closing" means the closing of the Davel Debt for Equity Exchange and the PhoneTel Debt for Equity Exchange, as described in
Section 2.3 hereof.

                  "Exchanged Davel Loans" means the Davel Loans assigned by each Davel Lender to Davel Financing in exchange for the D Sub Common Stock, as described in Section 2.1 hereof.

                  "Exchanged PhoneTel Loans" means the PhoneTel Loans assigned by each PhoneTel Lender to PhoneTel in exchange for the PhoneTel Debt Exchange Shares, as described in Section 2.2 hereof.

                  "Governmental Entity" means any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

                  "Lenders" has the meaning set forth in the preamble hereto.

                  "Letter of Intent" means the Letter of Intent dated as of June 12, 2001 between Davel and PhoneTel, as amended from time to time through January 31, 2002.

                  "Merger Agreement" has the meaning set forth in Recital D hereto.

                  "Mergers" has the meaning set forth in Recital D hereto.

                  "New Credit Facility" has the meaning set forth in Recital F hereto.

                  "PhoneTel" has the meaning set forth in the preamble hereto.

                  "PhoneTel Common Stock" has the meaning set forth in Recital D hereto.

                  "PhoneTel Credit Agreement" has the meaning set forth in Recital B hereto.

                  "PhoneTel Credit Facility" has the meaning set forth in Recital B hereto.

                  "PhoneTel Debt Exchange Shares" means the shares of PhoneTel Common Stock to be received by the PhoneTel Lenders pursuant to the PhoneTel Debt for Equity Exchange, as described in Section 2.2 hereof.

                  "PhoneTel Debt for Equity Exchange" has the meaning set forth in Recital F hereto.

                  "PhoneTel Effective Time" means the PhoneTel Effective Time as determined pursuant to the Merger Agreement.

                  "PhoneTel Lenders" has the meaning set forth in the preamble hereto.

                  "PhoneTel Loans" has the meaning set forth in Recital B hereto.

                  "PhoneTel Material Adverse Effect" means a material adverse effect on the ability of PhoneTel to consummate the Transactions or, as a result of any event, change, circumstance, or effect arising from or having an impact on PhoneTel's business, financial condition or results of operations, a material adverse effect on the ability of Davel and its stockholders or the Lenders to realize substantially all of the benefits of the Transactions.

                  "PhoneTel Merger" has the meaning set forth in Recital D hereto.

                  "PhoneTel Merger Exchange Ratio" has the meaning set forth in Recital D hereto.

                  "PhoneTel Option" has the meaning set forth in Recital D hereto.

                  "PhoneTel Parties" means PhoneTel and Cherokee.

                  "PhoneTel Subsidiary" means a PhoneTel Subsidiary as defined in the Merger Agreement.

                  "PhoneTel Syndicate Agent" means Foothill Capital Corporation, as agent to the PhoneTel Lenders under the PhoneTel Credit Facility.

                  "PhoneTel Warrant" has the meaning set forth in Recital D hereto.

                  "P Sub" has the meaning set forth in Recital D hereto.

                  "Registration Rights Agreement" means the Registration Rights Agreement described in Section 5.1(j) hereof.

                  "Registration Statement" means the Registration Statement to be filed on Securities Act Form S-4 pursuant to Section 8.06 of the Merger Agreement in respect of the shares of Davel Common Stock to be issued in the Mergers, including, without limitation, the Converted Davel Debt Exchange Shares and the Converted PhoneTel Debt Exchange Shares.

                  "Retained Davel Loans" has the meaning set forth in Recital F hereto.

                  "Retained PhoneTel Loans" has the meaning set forth in Recital F hereto.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Servicing Agreement" means the Servicing Agreement dated as of June 12, 2001 between Davel and PhoneTel as amended from time to time through December 31, 2001.

                  "Transaction Agreements" means, collectively, this Agreement, the Merger Agreement, the Commitment Letter, the Registration Rights Agreement and any other agreement or instrument executed and delivered pursuant to any of the foregoing (including, without limitation, any documentation relating to the New Credit Facility).

                  "Transactions" means all the transactions contemplated by the Transaction Agreements.

         Section 1.2 Interpretation. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, the terms "hereof" and "herein" and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. All terms defined in this Agreement shall have the defined meanings when used in any notice or other document made or delivered pursuant hereto, unless otherwise defined therein.

                                   ARTICLE II

                            DEBT FOR EQUITY EXCHANGES

         Section 2.1 Davel Debt for Equity Exchange. Immediately prior to the Effective Time of the Mergers, subject to the fulfillment of the applicable conditions set forth in Article V below, each Davel Lender shall assign to Davel Financing the Davel Loans listed in Column A of Schedule 2.1 hereto opposite the name of such Davel Lender (collectively, the "Exchanged Davel Loans") in exchange for the transfer by Davel Financing to such Davel Lender (or its designated affiliate) of the number of fully paid and nonassessable shares of D Sub Common Stock set forth opposite such Davel Lender's name in Column B of
Schedule 2.1 (collectively, the "Davel Debt Exchange Shares"). Immediately following the assignment of the Exchanged Davel Loans to Davel Financing, such loans shall be cancelled by Davel Financing. At the

Davel Effective Time, the Davel Debt Exchange Shares will be converted pursuant to the Davel Merger into such number of shares of Davel Common Stock (the "Converted Davel Debt Exchange Shares") as is equal to the number of such Davel Debt Exchange Shares multiplied by the Davel Merger Exchange Ratio, subject to the provisions of the Merger Agreement regarding fractional shares.

         Section 2.2 PhoneTel Debt for Equity Exchange. Immediately prior to the Effective Time of the Mergers, subject to the fulfillment of the applicable conditions set forth in Article V below, each PhoneTel Lender shall assign to PhoneTel the PhoneTel Loans listed in Column A of Schedule 2.2 hereto opposite the name of such PhoneTel Lender (collectively, the "Exchanged PhoneTel Loans") in exchange for the issuance by PhoneTel to such PhoneTel Lender (or its designated affiliate) of the number of fully paid and nonassessable shares of PhoneTel Common Stock (which may include fractional shares) set forth opposite such PhoneTel Lender's name in Column B of Schedule 2.2 (collectively, the "PhoneTel Debt Exchange Shares"). Upon the assignment of such Exchanged PhoneTel Loans to PhoneTel, such loans shall be cancelled. At the PhoneTel Effective Time, the PhoneTel Debt Exchange Shares issued to each PhoneTel Lender shall be converted pursuant to the PhoneTel Merger into such number of shares of Davel Common Stock (the "Converted PhoneTel Debt Exchange Shares") as is equal to the number of such PhoneTel Debt Exchange Shares multiplied by the PhoneTel Merger Exchange Ratio, subject to the provisions of the Merger Agreement regarding fractional shares.

         Section 2.3 Closing of Debt for Equity Exchanges. (a) Subject to the fulfillment of the applicable conditions precedent set forth in Article V below, the consummation of the Davel Debt for Equity Exchange and the PhoneTel Debt for Equity Exchange and the related actions provided for herein (the "Exchange Closing") shall take place immediately prior to the Effective Time of the Mergers at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 (with the date and time of such transactions being sometimes referred to herein as the "Effective Time of the Exchanges").

At the Exchange Closing: (i) the Davel Lenders shall deliver to Davel Financing the promissory notes, instruments of assignment and other closing documents listed on Schedule 2.3(A) hereto, (ii) Davel Financing shall deliver to the Davel Lenders the stock certificates, officers' certificates, promissory notes and other closing documents listed on Schedule 2.3(B) hereto, and to the Davel Lenders and the PhoneTel Lenders, the legal opinions, addressed to the Lenders, referred to in the Commitment Letter, (iii) the PhoneTel Lenders shall deliver to PhoneTel the promissory notes, instruments of assignment and other closing documents listed on Schedule 2.3(C) hereto and (iv) PhoneTel shall deliver to the PhoneTel Lenders the stock certificates, officers' certificates, promissory notes and other closing documents listed on Schedule 2.3(D) hereto, and to the PhoneTel Lenders and the Davel Lenders, the legal opinions, addressed to the Lenders, referred to in the Commitment Letter.

                  (b) In the event that either Merger has not become effective by 12:00 midnight (Eastern time) on the day of the Effective Time of the Exchanges, the Davel Debt for Equity Exchange and the PhoneTel Debt for Equity Exchange may, by notice given to Davel and PhoneTel by the Davel Syndicate Agent and/or the PhoneTel Syndicate Agent, be rescinded and, in such case, such Debt For Equity Exchanges shall be without any force or effect and the Exchanged Davel Loans and the Exchanged PhoneTel Loans shall be reinstated. In the event of any such rescission: (i) Davel Financing shall promptly redeliver to the Davel Lenders the promissory notes and instruments of assignment relating to the Exchanged Davel Loans, (ii) the Davel Lenders shall promptly surrender to Davel Financing the stock certificates representing the Davel Debt Exchange Shares,
(iii) PhoneTel shall promptly redeliver to the PhoneTel Lenders the promissory notes and instruments of assignment relating to the Exchanged PhoneTel Loans and
(iv) the PhoneTel Lenders shall promptly surrender to PhoneTel the stock certificates representing the PhoneTel Debt Exchange Shares.

         Section 2.4 Further Assurances. From time to time following the Davel Effective Time and the PhoneTel Effective Time, upon the reasonable request of the Lenders, each of Davel, Davel Financing and/or PhoneTel, as applicable, shall execute and deliver, or cause to be executed and delivered, to the Lenders such other instruments and take such other action as may be reasonably necessary to more effectively vest in the Lenders and the Lenders put in possession of the shares of Davel Common Stock which the Lenders are entitled to receive pursuant to the transactions contemplated by this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES.

         Section 3.1 Representations and Warranties of the Davel Parties.

                  The Davel Parties, jointly and severally, represent and warrant to the other parties hereto, and acknowledge that the other parties hereto are relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated herein notwithstanding any investigation made by or on behalf of any of such other parties, that:

                  (a) Organization and Standing. Davel and D Sub is each duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is at such time being conducted. Davel Financing is duly formed, validly existing and in good standing as a domestic limited liability company under the laws of the State of Delaware and has all requisite limited liability company power and authority to own its properties and assets and to carry on its business as it is being conducted on the date of this Agreement.

                  (b) Authorization. Davel and D Sub each has full corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby. Davel Financing has full limited liability company power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby.

                  (c) No Violation. Neither the execution and delivery of this Agreement nor the consummation by the parties of the transactions contemplated hereby will (i) violate any provision of the organizational documents of any Davel Party, (ii) violate, conflict with or result in a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of or result in the creation of any encumbrance upon the capital stock or the assets of Davel or any of its subsidiaries (including, without limitation, Davel Financing) under any indenture, note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract or instrument or obligation to which Davel or any subsidiary thereof (including, without limitation, Davel Financing) is a party or by which Davel or any subsidiary thereof (including, without limitation, Davel Financing) or any of its assets may be bound, or (iii) violate any order, injunction, decree, statute, rule or regulation applicable to Davel or any subsidiary thereof (including, without limitation, Davel Financing) and in the case of clauses (ii) and (iii), which would have a Davel Material Adverse Effect).

                  (d) Enforceability. This Agreement has been duly executed and delivered by each of Davel, Davel Financing and D Sub and constitutes such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms (except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditor's rights generally and by a court's discretion in relation to equitable remedies).

                  (e) Governmental Approvals. Except as set forth in Schedule 3.1(E) hereto, all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of the obligations of the Davel Parties and P Sub under the Transaction Agreements have been obtained, and neither the execution and delivery of this Agreement nor the consummation by the parties of the transactions contemplated hereby will require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority whether within or outside the United States.

                  (f) Capitalization.

                           (i) The (A) authorized and (B) issued fully diluted capital stock of Davel as of the date of execution hereof is as set forth in
                                    Schedule 3.1(F)(1) hereto.

                           (ii) The (A) authorized and (B) issued fully diluted capital stock of Davel immediately after the Davel Effective Time will be as set forth in Schedule 3.1(F)(2) hereto. Immediately after the Davel Effective Time, the Converted Davel Debt Exchange Shares will represent 93% of the outstanding Davel Common Stock calculated on a fully diluted basis (taking into account the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel from and after the Effective Time of the Exchanges). Schedule 3.1(F)(2) also sets forth a schedule of any stock options, warrants or other rights exercisable for the purchase of shares of capital stock of Davel that will be outstanding immediately following the Davel Effective Time.

                           (iii) The (A) authorized and (B) issued fully diluted capital stock of Davel immediately after the PhoneTel Effective Time will be as set forth in Schedule 3.1(F)(3) hereto. Immediately after the PhoneTel Effective Time, the Converted Davel Debt Exchange Shares will represent 59.06% of the outstanding Davel Common Stock calculated on a fully diluted basis (taking into account the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel from and after the Effective Time of the Exchanges) and the Converted PhoneTel Debt Exchange Shares will represent 31.76% of the outstanding Davel Common Stock calculated on a fully diluted basis (taking into account the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel from and after the Effective Time of the Exchanges). Schedule 3.1(F)(3) also sets forth a schedule of any stock options, warrants or other rights exercisable for the purchase of shares of capital stock of Davel that will be outstanding immediately following the PhoneTel Effective Time (including the exercise price thereof).

                           (iv) As of (A) the date of this Agreement and (B) immediately following each of (1) the Davel Effective Time and (2) the PhoneTel Effective Time, all of the outstanding shares of Davel's capital stock are (or will be) duly and validly authorized and issued, fully paid and nonassessable, have been (or will have been) issued in compliance with all federal and state securities laws, and were not issued (and will not have been issued) in violation of or subject to any preemptive rights.

                           (v)      Except as otherwise disclosed or
                                    contemplated in any of the Transaction
                                    Agreements or as disclosed in Schedule
                                    3.1(F)(5) hereto, as of (A) the date of this Agreement and (B) immediately following each of (1) the Debt For Equity Exchanges and (2) the Mergers, neither Davel nor any Davel Subsidiary, and, to the best knowledge of Davel (without investigation other than a review of publicly available information), no other person holding more than 5% of the Davel Common Stock (determined without giving effect to the Transactions), is or will be a party to any put option, call option, voting trust, voting agreement, irrevocable proxy or agreement providing for tag-along rights, drag-along rights, rights of first offer or refusal, registration rights or any other rights relating to the sale, purchase, transfer or other acquisition or disposition or voting of shares of Davel Common Stock.

                           (vi) The authorized and issued fully diluted D Sub Common Stock immediately prior to the Davel Debt for Equity Exchange will be as set forth in Schedule 3.1(F)(6) hereto, all of which will be held by Davel Financing. All of such D Sub Common Stock will be duly and validly authorized and issued, fully paid and nonassessable, will have been issued in compliance with all federal and state securities laws, and will not have been issued in violation of or subject to any preemptive rights.

                  (g) Litigation. There is no action, suit, arbitration, inquiry, proceedings or investigation by or before any authority of any nature, civil, criminal, regulatory or otherwise, pending or to the knowledge of the Davel Parties, threatened against or involving any Davel Party, P Sub or any Davel Subsidiary in connection with the Debt for Equity Exchanges or the Mergers or the execution or performance of any of the Transaction Agreements.

                  (h) Accuracy of Representations and Warranties. All representations and warranties of any Davel Party set forth in the Merger Agreement are accurate, true and correct in all material respects as of the date hereof (unless another date is specified in the Merger Agreement, in which case the applicable representations and warranties were true and correct as of such other date).

                  (i) Disclosure Documents.

                           (A) The portions of the Registration Statement based on information provided by Davel and, to the best knowledge of Davel, all other portions of the Registration Statement, will not, at the time such Registration Statement is filed with the Securities and Exchange Commission and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and it will comply as to form in all material respects with the requirements of the Securities Act.

                           (B) The portions of the Combined Proxy Statement based on information provided by Davel and, to the best knowledge of Davel, all other portions of the Combined Proxy Statement, will not, at the date it is first mailed to the stockholders of PhoneTel and Davel, respectively, and at the time of each meeting of such stockholders relating to the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and it will comply as to form in all material respects with the requirements of the Exchange Act.

                  (j) Anti-Takeover Provisions. No takeover statute or applicable anti-takeover provision in Davel's Certificate of Incorporation or By Laws is, or at the Davel Effective Time and the PhoneTel Effective Time will be, applicable to the Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements. Davel does not have and at the Davel Effective Time and the PhoneTel Effective Time will not have, in effect any "poison pill" or "shareholders rights plan".

                  (k) Certain Fees. Except as contemplated by the Commitment Letter or as set forth in Schedule 3.1(K), no Davel Party nor P Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with the Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements.

         Section 3.2 Representations and Warranties of the PhoneTel Parties.

                  The PhoneTel Parties, jointly and severally, represent and warrant to the other parties hereto, and acknowledge that the other parties hereto are relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated herein notwithstanding any investigation made by or on behalf of any of such other parties, that:

                  (a) Organization and Standing. PhoneTel is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Ohio, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is being conducted on the date of this Agreement. Cherokee is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Texas, and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is being conducted on the date of this Agreement.

                  (b) Authorization. PhoneTel and Cherokee each has full corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby.

                  (c) No Violation. Neither the execution and delivery of this Agreement nor the consummation by the parties of the transactions contemplated hereby will (i) violate any provision of any PhoneTel Party's organizational documents, (ii) violate, conflict with or result in a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of or result in the creation of any encumbrance upon the capital stock or the assets of PhoneTel or any of its subsidiaries under any indenture, note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract or instrument or obligation to which PhoneTel or any subsidiary thereof is a party or by which PhoneTel or any subsidiary thereof or any of its assets may be bound, or (iii) violate any order, injunction, decree, statute, rule or regulation applicable to PhoneTel or any subsidiary thereof, and in the case of clauses (ii) and (iii), which would have a PhoneTel Material Adverse Effect.

                  (d) Enforceability. This Agreement has been duly executed and delivered by each of PhoneTel and Cherokee and constitutes such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms (except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditor's rights generally and by a court's discretion in relation to equitable remedies).

                  (e) Governmental Approvals. Except as set forth in Schedule 3.2(E) hereto, all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of the obligations of the PhoneTel Parties under the Transaction Agreements have been obtained, and neither the execution and delivery of this Agreement nor the consummation by the parties of the transactions contemplated hereby will require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority whether within or outside the United States.

                  (f) Capitalization.

                           (i) The authorized and issued fully diluted capital stock of PhoneTel as of the date of execution hereof is as set forth in Schedule 3.2(F)(1) hereto.

                           (ii) The authorized and issued fully diluted capital stock of PhoneTel immediately after giving effect to the PhoneTel Debt for Equity Exchange but immediately prior to the PhoneTel Effective Time will be as set forth in Schedule 3.2(F)(2) hereto.

                           (iii) As of (A) the date of this Agreement and (B) immediately after the PhoneTel Debt for Equity Exchange (but before the PhoneTel Effective Time), all of the outstanding shares of PhoneTel's capital stock are (or will be) duly and validly authorized and issued, fully paid and nonassessable, have been (or will have been) issued in compliance with all federal and state securities laws, and were not issued (and will not have been issued) in violation of or subject to any preemptive rights.

                           (iv)     Except as otherwise disclosed or
                                    contemplated in any of the Transaction
                                    Agreements or as disclosed in Schedule
                                    3.2(F)(4) hereto, as of (A) the date of this Agreement and (B) immediately after the PhoneTel Debt For Equity Exchange neither PhoneTel nor any PhoneTel subsidiary, and, to the best knowledge of PhoneTel (without investigation other than a review of publicly available information), no other person holding more than 5% of the PhoneTel Common Stock (determined without giving effect to the Transactions), is or will be a party to any put option, call option, voting trust, voting agreement, irrevocable proxy or agreement providing for tag-along rights, drag-along rights, rights of first offer or refusal, registration rights or any other rights relating to the sale, purchase, transfer or other acquisition or disposition or voting of shares of PhoneTel Common Stock.

                  (g) Litigation. There is no action, suit, arbitration, inquiry, proceedings or investigation by or before any authority of any nature, civil, criminal, regulatory or otherwise, pending or to the knowledge of the PhoneTel Parties, threatened against or involving any PhoneTel Party or any PhoneTel Subsidiary in connection with any of the Transactions or the execution or performance of any of the Transaction Agreements.

                  (h) Accuracy of Representations and Warranties. All representations and warranties of any PhoneTel Party set forth in the Merger Agreement are accurate, true and correct in all material respects as of the date hereof (unless another date is specified in the Merger Agreement, in which case the applicable representations and warranties were true and correct as of such other date).

                  (i) Disclosure Documents.

                           (A) The portions of the Registration Statement based on information provided by PhoneTel and, to the best knowledge of PhoneTel, all other portions of the Registration Statement, will not, at the time such Registration Statement is filed with the Securities and Exchange Commission and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and it will comply as to form in all material respects with the requirements of the Securities Act.

                           (B) The portions of the Combined Proxy Statement based on information provided by PhoneTel and, to the best knowledge of PhoneTel, all other portions of the Combined Proxy Statement, will not, at the date it is first mailed to the stockholders of PhoneTel and Davel, respectively, and at the time of each meeting of such stockholders relating to the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and it will comply as to form in all material respects with the requirements of the Exchange Act.

                  (j) Anti-Takeover Provisions. No takeover statute or applicable anti-takeover provision in PhoneTel's Certificate of Incorporation or By Laws is, or at the Effective Time of the Exchanges will be, applicable to the PhoneTel Debt for Equity Exchange or the other transactions contemplated by this Agreement. As of the date hereof, PhoneTel has not, and at the Effective Time of the Exchanges will not have, adopted any "poison pill" or "shareholders rights plan".

                  (k) Certain Fees. Except as contemplated by the Commitment Letter or as set forth in Schedule 3.2(K), no PhoneTel Party nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements.

         Section 3.3 Representations and Warranties of the Davel Lenders.

                  Each of the Davel Lenders, by its signature hereto, severally but not jointly and each as to itself, represents and warrants to the other parties hereto that:

                  (a) Organization. Such Davel Lender is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized.

                  (b) Authorization. Such Davel Lender has full corporate or limited liability company or limited partnership power and authority, as the case may be, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby.

                  (c) No Violation. The making and performance of this Agreement by such Davel Lender does not and will not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it, any other agreement to which it is a party or by which it is bound or to which any of its assets are subject, or any provision of its organizational documents.

                  (d) Enforceability. This Agreement has been duly executed and delivered by such Davel Lender and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditor's rights generally and by a court's discretion in relation to equitable remedies).

                  (e) Governmental Approvals. Except as set forth in Schedule 3.3(E) hereto, all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of the obligations of such Davel Lender under this Agreement have been obtained.

                  (f) Ownership of the Davel Loans. Except as disclosed in
Schedule 3.3(F) hereto, as of the date of this Agreement such Davel Lender is the sole legal owner of the Davel Loans to be exchanged by it in the Davel Debt for Equity Exchange. Between the date hereof and the Effective Time of the Exchanges, such Davel Lender will not transfer any such Davel Loan to any other person unless the transferee has first agreed in a form reasonably satisfactory to Davel to be bound by the obligations of such Davel Lender under this Agreement with respect to such transferred loans.

                  (g) Certain Fees. Neither such Davel Lender nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with the Davel Debt for Equity Exchange or any of the other transactions contemplated by this Agreement.

                  (h) Investment Intent. Subject to the contemplated conversion of the Davel Debt Exchange Shares into shares of Davel Common Stock pursuant to the Davel Merger, such Davel Lender will be acquiring such Davel Debt Exchange Shares for investment only (whether for its own account or for one or more separate accounts maintained by it for the account of one or more pension or trust funds) and not with a view to the distribution thereof.

                  (i) Accredited Investor. Each Davel Lender is an accredited investor within the meaning of Rule 501 of the Securities Act.

         Section 3.4 Representations and Warranties of the PhoneTel Lenders.

                  Each of the PhoneTel Lenders, by its signature hereto, severally but not jointly and each as to itself, represents and warrants to the other parties hereto that:

                  (a) Organization. Such PhoneTel Lender is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized.

                  (b) Authorization. Such PhoneTel Lender has full corporate or limited liability company or limited partnership power and authority, as the case may be, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby.

                  (c) No Violation. The making and performance of this Agreement by such PhoneTel Lender does not and will not violate any law or regulation of the jurisdiction under which it exists, any other law or regulation applicable to it, any other agreement to which it is a party or by which it is bound or to which any of its assets are subject, or any provision of its organizational documents.

                  (d) Enforceability. This Agreement has been duly executed and delivered by such PhoneTel Lender and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditor's rights generally and by a court's discretion in relation to equitable remedies).

                  (e) Governmental Approvals. Except as set forth in Schedule 3.4(E) hereto, all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of the obligations of such PhoneTel Lender under this Agreement have been obtained.

                  (f) Ownership of the PhoneTel Loans. Except as disclosed in
Schedule 3.4(F) hereto, as of the date of this Agreement, such PhoneTel Lender is the sole legal owner of the PhoneTel Loans to be exchanged by it in the PhoneTel Debt for Equity Exchange. Between the date hereof and the Effective Time of the Exchanges, such PhoneTel Lender shall not transfer any such PhoneTel Loan to any other person unless the transferee has first agreed in a form reasonably satisfactory to PhoneTel to be bound by the obligations of such PhoneTel Lender under this Agreement with respect to such transferred loans.

                  (g) Certain Fees. Neither such PhoneTel Lender nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with the PhoneTel Debt for Equity Exchange or any of the other transactions contemplated by this Agreement.

                  (h) Investment Intent. Subject to the contemplated conversion of the PhoneTel Debt Exchange Shares into shares of Davel Common Stock pursuant to the Davel Merger, such PhoneTel Lender will be acquiring such PhoneTel Debt Exchange Shares for investment only (whether for its own account or for one or more separate accounts maintained by it for the account of one or more pension or trust funds) and not with a view to the distribution thereof.

                  (i) Accredited Investor. Each PhoneTel Lender is an accredited investor within the meaning of Rule 501 of the Securities Act.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 Davel Covenants. Unless otherwise authorized in writing by the Davel Syndicate Agent with the Consent of the Davel Lenders and by the PhoneTel Syndicate Agent with the Consent of the PhoneTel Lenders, and except as otherwise expressly contemplated in this Agreement:

                  (a) Each Davel Party shall use its best efforts to consummate the Mergers and to cause each of the conditions precedent to the obligations of the Lenders to effect the Debt for Equity Exchanges to be met, and shall keep the Lenders fully informed of all matters relating to the Mergers.

                  (b) Davel shall, pursuant to the provisions of the Securities Act, use its reasonable best efforts to cause the Registration Statement to become effective prior to the closing of the Debt for Equity Exchanges.

                  (c) In the event that any shares of Davel Common Stock are or become listed on any securities exchange or automated quotation system, Davel shall promptly cause the Converted PhoneTel Debt Exchange Shares and the Converted Davel Debt Exchange Shares to be so listed.

                  (d) Each Davel Party shall use its reasonable best efforts to obtain any other governmental approvals and contractual consents necessary or required in order to complete the Davel Debt for Equity Exchange, the Mergers and the other transactions contemplated by the Transaction Agreements.

                  (e) Davel shall promptly notify the Davel Syndicate Agent and the PhoneTel Syndicate Agent of:

                           (i) any notice or other communication received by any Davel Party or P Sub (other than a communication relating to a consent identified in the Davel Disclosure Letter (as defined in the Merger Agreement)) from any person alleging that the consent of such person is or may be required in connection with the Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements;

                           (ii) any notice or other communication received by any Davel Party or P Sub (other than a communication relating to a consent identified in the Davel Disclosure Letter (as defined in the Merger Agreement)) from any Governmental Entity in connection with the Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements;

                           (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of any Davel Party, threatened against, relating to or involving or otherwise affecting any Davel Party or any subsidiary thereof that relates to the consummation of the Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements; and

                           (iv) any action, event or occurrence that would constitute a breach of any representation, warranty, covenant or agreement of any Davel Party set forth in this Agreement, the Commitment Letter, the Merger Agreement or any other Transaction Agreement.

                  (f) No Davel Party shall agree to any material amendment of the Merger Agreement without the prior written authorization of the Davel Syndicate Agent with the Consent of the Davel Lenders and the PhoneTel Syndicate Agent with the Consent of the PhoneTel Lenders.

                  (g) The Davel Parties shall consult with the Davel Syndicate Agent and the PhoneTel Syndicate Agent before issuing any press release or making any public statement with respect to this Agreement (or any other transaction contemplated hereby, including, without limitation, the Mergers) and, except as may be required by applicable law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

                  (h) Each Davel Party shall use its reasonable best efforts to obtain all approvals, authorizations or other actions by any governmental authority, and shall make all filings, necessary for the validity or enforceability of its obligations under this Agreement.

                  (i) Each Davel Party shall use its best efforts to obtain all contractual approvals necessary to enable it to comply with its obligations under this Agreement, the Merger Agreement and the other Transaction Agreements.

         Section 4.2 PhoneTel Covenants. Unless otherwise authorized in writing by the Davel Syndicate Agent with the Consent of the Davel Lenders and by the PhoneTel Syndicate Agent with the Consent of the PhoneTel Lenders, and except as otherwise expressly contemplated in this Agreement:

                  (a) Each PhoneTel Party shall use its best efforts to consummate the PhoneTel Merger and to cause each of the conditions precedent to the obligations of the PhoneTel Lenders to effect the PhoneTel Debt for Equity Exchanges to be met, and shall keep the Lenders fully informed of all matters relating to the PhoneTel Merger.

                  (b) Each PhoneTel Party shall use its reasonable best efforts to obtain any other governmental approvals and contractual consents necessary or required in order to complete the PhoneTel Debt for Equity Exchange, the PhoneTel Merger and the other transactions contemplated by the Transaction Agreements.

                  (c) PhoneTel shall promptly notify the Davel Syndicate Agent and the PhoneTel Syndicate Agent of:

                           (i) any notice or other communication received by any PhoneTel Party (other than a communication relating to a consent identified in the PhoneTel Disclosure Letter (as defined in the Merger Agreement)) from any person alleging that the consent of such person is or may be required in connection with the Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements;

                           (ii) any notice or other communication received by any PhoneTel Party (other than a communication relating to a consent identified in the PhoneTel Disclosure Letter (as defined in the Merger Agreement)) from any Governmental Entity in connection with the Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements;

                           (iii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of any PhoneTel Party, threatened against, relating to or involving or otherwise affecting any PhoneTel Party or any subsidiary thereof that relates to the consummation of the Debt for Equity Exchanges, the Mergers or any of the other transactions contemplated by the Transaction Agreements; and

                           (iv) any action, event or occurrence that would constitute a breach of any representation, warranty, covenant or agreement of any

                                    PhoneTel Party set forth in this Agreement, the Commitment Letter, the Merger Agreement or any other Transaction Agreement.

                  (d) No PhoneTel Party shall agree to any material amendment of the Merger Agreement without the prior written authorization of the Davel Syndicate Agent with the Consent of the Davel Lenders and the PhoneTel Syndicate Agent with the Consent of the PhoneTel Lenders.

                  (e) The PhoneTel Parties shall consult with the Davel Syndicate Agent and the PhoneTel Syndicate Agent before issuing any press release or making any public statement with respect to this Agreement (or any other transaction contemplated hereby, including, without limitation, the Mergers) and, except as may be required by applicable law or any listing agreement with any national securities exchange, shall not issue any such press release or make any such public statement prior to such consultation.

                  (f) Each PhoneTel Party shall use its reasonable best efforts to obtain all approvals, authorizations or other actions by any governmental authority, and shall make all filings, necessary for the validity or enforceability of its obligations under this Agreement.

                  (g) Each PhoneTel Party shall use its best efforts to obtain all contractual approvals necessary to enable it to comply with its obligations under this Agreement, the Merger Agreement and the other Transaction Agreements.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

         Section 5.1 Conditions to the Obligations of the Lenders. The obligations of each of the Lenders to consummate the Debt for Equity Exchanges are subject to the satisfaction or waiver of the following conditions:

                  (a) The representations and warranties of each Davel Party and PhoneTel Party contained in this Agreement, the Commitment Letter, the Merger Agreement and each other Transaction Agreement shall be true and correct in all material respects as of the Effective Time of the Exchanges as if made on and as of such date (unless another date is specified in the applicable agreement, in which case the applicable representations and warranties shall have been true and correct as of such other date).

                  (b) Each Davel Party and PhoneTel Party shall have complied with or performed in all material respects all agreements and covenants required to be complied with or performed by it under this Agreement at or prior to the Davel Effective Time, and the Certificate of Incorporation of PhoneTel will have been amended to increase the authorized capital stock of PhoneTel as set forth in Schedule 3.2(F)(2).

                  (c) No fact, circumstance or event shall have occurred between January 1, 2002 and the Effective Time of the Exchanges that has had or would reasonably be expected to have either a Davel Material Adverse Effect or a PhoneTel Material Adverse Effect.

                  (d) A certificate of an authorized officer of each of Davel and PhoneTel shall have been delivered to both the Davel Syndicate Agent and the PhoneTel Syndicate Agent stating that the conditions set forth in Section 5.1(a), (b) and (c) above have been met.

                  (e) All material applicable governmental approvals and contractual consents shall have been obtained.

                  (f) Except for the consummation of the Debt for Equity Exchanges, each of the conditions to the closing of the Mergers set forth in the Merger Agreement shall have been met, provided that any waiver of any condition to closing of the Mergers by one or more of the parties to the Merger Agreement shall not be deemed to constitute the meeting of such condition for the purposes of this Agreement unless such waiver has been authorized in writing by each of
(a) the Davel Syndicate Agent with the Consent of the Davel Lenders and (b) the PhoneTel Syndicate Agent with the Consent of the PhoneTel Lenders.

                  (g) No litigation, arbitration, or adversarial proceeding shall be pending or threatened against any party to this Agreement or any other Transaction Agreement seeking to enjoin or challenge either of the Mergers, either of the Debt for Equity Exchanges or any other transaction contemplated hereby or thereby.

                  (h) The Registration Statement shall have become effective and shall not be subject to any stop order, and any state securities laws filings or authorizations required in connection with the issuance of the Converted Davel Debt Exchange Shares or the Converted PhoneTel Debt Exchange Shares shall have been made or obtained.

                  (i) No appraisal rights shall have been asserted by any stockholder of Davel or PhoneTel in connection with the Mergers, the Debt for Equity Exchanges or any of the other transactions contemplated by the Transaction Agreements.

                  (j) Davel shall have entered into a Registration Rights Agreement with the Lenders in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

                  (k) The Lenders shall have received the legal opinions referred to in Section 2.3 hereof.

                  (l) Definitive Agreements effecting the financial restructuring shall have been executed between the Lenders and Davel, as more fully contemplated in the Commitment Letter.

                  Each of the conditions to the obligations of the Lenders to consummate the Debt for Equity Exchanges may be waived by each of (a) the Davel Syndicate Agent with the Consent of the Davel Lenders and (b) the PhoneTel Syndicate Agent with the Consent of the PhoneTel Lenders.

         Section 5.2 Conditions to the Obligations of Davel and PhoneTel.

                  The obligations of the Davel Parties and the PhoneTel Parties to consummate the Debt for Equity Exchanges are subject to the satisfaction or waiver of the following conditions:

                  (a) The representations and warranties of the Davel Lenders and of the PhoneTel Lenders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  (b) No litigation, arbitration, or adversarial proceeding is pending against it or, to its knowledge, threatened against it, seeking to enjoin or challenge the Mergers, the Davel Debt for Equity Exchange, the PhoneTel Debt for Equity Exchange or any other transaction contemplated hereby, and no court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Mergers, the Davel Debt for Equity Exchange, the PhoneTel Debt for Equity Exchange or the other transactions contemplated hereby, and no proceeding shall have been commenced therefor.

                  (c) Except for the consummation of the Debt for Equity Exchanges, each of the conditions to the closing of the Mergers set forth in the Merger Agreement shall have been met or waived.

                  (d) The Registration Statement shall have become effective and shall not be subject to any stop order and any state securities laws filings or authorizations required in connection with the issuance of the Converted PhoneTel Debt Exchange Shares and the Converted Davel Debt Exchange Shares shall be effective.

                                   ARTICLE VI

                                 MISCELLANEOUS.

         Section 6.1 Notices.

                  All notices and communications between the parties hereto shall be given or confirmed in writing, delivered to the address indicated below (or such replacement address given by like notice or communication by the applicable party), and shall be effective when received.

        If to Davel, Davel Financing or D Sub: Davel Communications, Inc.
                                               10120 Windhorst Road
                                               Tampa, Florida 33619
                                               Facsimile:  (813) 740-9406
                                               Attention:  Bruce W. Renard

        with a copy to:                        Kirkland & Ellis
                                               200 East Randolph Drive
                                               Chicago, Illinois 60601
                                               Attn: R. Scott Falk, Esq.
                                               Facsimile:  (312) 861-2200

        If to PhoneTel or Cherokee:      PhoneTel Technologies, Inc.
                                         1001 Lakeside Avenue, 7th Floor
                                         Cleveland, Ohio 44114
                                         Facsimile:  (216) 875-4337
                                         Attention:  John Chichester

        with a copy to:                  Hahn, Loeser & Parks LLP
                                         3300 BP Tower
                                         200 Public Square
                                         Cleveland, Ohio
                                         Attention: F. Ronald O'Keefe, Esq.
                                         Facsimile:  (216) 241-2824

        If to the Davel Lenders:         c/o PNC Bank N.A.
                                         Davel Syndicate Agent
                                         1600 Market Street, 11th Floor
                                         F2-F070-11-4
                                         Philadelphia, PA 19103
                                         Attention: Michael Valerio
                                         Facsimile: (215) 585-6690
                                         Confirmation: (215) 585-4499

        If to the PhoneTel Lenders:      c/o Foothill Capital Corporation
                                         PhoneTel Syndicate Agent
                                         2450 Colorado Avenue
                                         Suite 3000W
                                         Santa Monica, CA 90404
                                         Attention: Amy Lam
                                         Facsimile: (310) 453-7412
                                         Confirmation:  (310) 453-7365

         Section 6.2 Entire Agreement; Amendments; Waiver.

                  This Agreement, together with the other Transaction Agreements constitute the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous negotiations, promises, covenants, agreements, or representations (including, without limitation, the Letter of Intent). This Agreement may not be amended, modified or supplemented, except by an instrument in writing executed by each of the parties hereto. Any provision of this Agreement may be waived (either generally or in a particular instance and either retrospectively or prospectively) if, and only if, such waiver is in writing and signed by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

         Section 6.3 No Relationship.

                  Nothing contained in this Agreement shall establish any fiduciary, partnership, joint venture, or similar relationship between or among the parties hereto.

         Section 6.4 Successors and Assigns; Survival.

                  The representations and warranties contained herein shall survive the execution of this Agreement and the transactions contemplated hereby. The terms of this Agreement shall be binding upon, and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

         Section 6.5 Termination.

                  The rights and obligations of the parties hereunder shall terminate upon any termination of the Merger Agreement. Notwithstanding the foregoing, no such termination of this Agreement shall affect any party's rights in respect of any breach by any other party of any provision hereof occurring prior to such termination.

         Section 6.6 Expenses.

                  (a) Davel and PhoneTel, jointly and severally, shall pay all of the reasonable expenses, including, without limitation, reasonable attorneys fees and expenses, incurred by the Davel Syndicate Agent in connection with the preparation, review, negotiation, execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated herein and therein, whether or not any of such transactions fail to be consummated or are rescinded. Similarly, Davel and PhoneTel, jointly and severally, shall pay all of the reasonable expenses, including, without limitation, reasonable attorneys fees and expenses, incurred by the PhoneTel Syndicate Agent in connection with the preparation, review, negotiation, execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated herein and therein, whether or not any of such transactions fail to be consummated or are rescinded.

                  (b) Except as provided in Subsection (a) above or elsewhere in any of the Transaction Agreements, each party to this Agreement shall bear its own expenses incurred in connection with the preparation, review, negotiation, execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated herein and therein.

         Section 6.7 Counterpart and Telecopier Execution.

                  This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding on the parties hereto. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, provided that the party so delivering such counterpart shall, promptly after such delivery, deliver the original of such counterpart to the other parties hereto.

         Section 6.8 Governing Law; Submission to Jurisdiction.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Title 14, Section 5-1401 of the New York General Obligations Law, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, New York City, New York for the purposes of any suit, action or other proceeding arising out of or to enforce, interpret, or construe any provision of this Agreement.

         Section 6.9 TRIAL BY JURY.

                  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO EACH OTHER PARTY ENTERING INTO THIS AGREEMENT.

         Section 6.10 Severability.

                  If any provision of this Agreement is held to be invalid, illegal or unenforceable in any jurisdiction, that provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         Section 6.11 Captions.

                  The captions and headings hereunder are for convenience only and shall not affect the interpretations or construction of this Agreement.

                  IN WITNESS WHEREOF, this Exchange Agreement has been duly executed as of the date first above written.

                                 DAVEL COMMUNICATIONS, INC.

                                 By: /s/ Bruce W. Renard
                                    --------------------------------------
                                 Authorized Signatory
                                 Name: Bruce W. Renard
                                 Title: President

                                 DAVEL FINANCING COMPANY, L.L.C.
                                 By:  DAVEL COMMUNICATIONS, INC., its
                                 sole managing member


                                     By: /s/ Bruce W. Renard
                                        ----------------------------------
                                     Authorized Signatory
                                     Name: Bruce W. Renard
                                     Title: President

                                 DF MERGER CORP.

                                 By: /s/ Bruce W. Renard
                                    --------------------------------------
                                 Authorized Signatory
                                 Name: Bruce W. Renard
                                 Title: President

                                 PHONETEL TECHNOLOGIES, INC.

                                 By: /s/ John D. Chichester
                                    --------------------------------------
                                 Authorized Signatory
                                 Name: John D. Chichester
                                 Title: President and Chief Executive Officer

                                 CHEROKEE COMMUNICATIONS, INC.

                                 By: /s/ John D. Chichester
                                    --------------------------------------
                                 Authorized Signatory
                                 Name: John D. Chichester
                                 Title: President and Chief Executive Officer

DAVEL SYNDICATE AGENT:           PNC BANK, N.A.
                                 in its capacities as the Davel Syndicate Agent and as a Davel Lender



                                 By: /s/ Michael A. Valerio, Jr. VP
                                     ------------------------------------------
                                     Name: Michael A. Valerio, Jr.
                                     Title: Vice President

DAVEL LENDERS:                   ARK CLO 2000-1, Limited

                                 By:      Patriarch Partners, LLC
                                          Its Collateral Manager

                                          By:     /s/ Lynn Tilton
                                               -------------------------------
                                                  Name: Lynn Tilton
                                                  Title: Authorized Signatory

                                 U.S. BANK, NATIONAL ASSOCIATION



                                 By:       /s/ David C. Larsen
                                      ----------------------------------------
                                      Name: David C. Larsen
                                      Title: Vice President

                                 HELLER FINANCIAL, INC.



                                 By:       /s/ Craig Thistlethwaite
                                      ----------------------------------------
                                      Name: Craig Thistlethwaite
                                      Title: Assistant Vice President

                                 BNP PARIBAS



                                 By:       /s/ Edward V. Canale
                                      ----------------------------------------
                                      Name: Edward V. Canale
                                      Title: Managing Director



                                 By:       /s/ Kathryn B. Quinn
                                      ----------------------------------------
                                      Name: Kathryn Quinn
                                      Title: Vice President

                                 MORGAN STANLEY PRIME INCOME TRUST



                                 By:       /s/ Sheila Finnerty
                                      ----------------------------------------
                                      Name: Sheila Finnerty
                                      Title: Executive Director

                                 CERBERUS PARTNERS, L.P.

                                 By: Cerberus Associates, L.L.C., as General Partner

                                 By:       /s/ Stephen Feinberg
                                      ----------------------------------------
                                      Name: Stephen Feinberg
                                      Title: Managing Member

                                 AMROC INVESTMENTS, LLC



                                 By:       /s/ Marc Lasry
                                      ----------------------------------------
                                      Name: Marc Lasry
                                      Title: Senior Managing Director

PHONETEL SYNDICATE AGENT:        FOOTHILL CAPITAL CORPORATION

                                 in its capacities as the PhoneTel Syndicate
                                 Agent and as a PhoneTel Lender



                                 By:       /s/ Amy Lam
                                      ----------------------------------------
                                      Name: Amy Lam
                                      Title: Vice President

PHONETEL LENDERS:                FOOTHILL PARTNERS III, L.P.


                                 By:       /s/ Dennis R. Ascher
                                      ----------------------------------------
                                      Name: Dennis R. Ascher
                                      Title: Managing Member

                                 ABLECO FINANCE LLC, as a PhoneTel Lender and as agent for its affiliate assigns


                                 By:       /s/ Kevin Genda
                                      ----------------------------------------
                                      Name: Kevin Genda
                                      Title: SVP & Chief Credit Officer

                                  Schedule 2.1

        List of Exchanged Davel Loans and Davel Debt Exchange Shares(1)

                                                       COLUMN A - Exchanged                  COLUMN B - Davel
         Davel Lender                  %                    Davel Loans                    Debt Exchange Shares

PNC BANK, N.A.                       6.57%                   11,422,803                        65.7408574905
ARK CLO 2000-I, LIMITED             14.09%                   24,479,122                       140.8829771154
U.S. BANK, NATIONAL ASSOCIATION      6.57%                   11,422,803                        65.7408574905
HELLER FINANCIAL, INC.               3.73%                    6,478,771                        37.2868200484
BNP PARIBAS                          6.57%                   11,422,803                        65.7408574905
MORGAN STANLEY DEAN WITTER           3.11%                    5,398,976                        31.0723498577
PRIME INCOME TRUST
CERBERUS PARTNERS, L.P.             46.24%                   80,339,185                       462.3704949491
AMROC INVESTMENTS, LLC              13.12%                   22,790,537                       131.1647854315
                                                            -----------                       --------------
                                                            173,754,999                                1,000
                                                            -----------                       --------------



----------

(1) Amounts in Column A represent the total principal amount of the Davel Loans (excluding any accrued interest and fees, and all accrued interest and fees as of the date hereof will be added to Column A as of immediately prior to the Effective Time of the Exchanges) of $237,254,999 as of February 19, 2002 less $63,500,000.00. The actual amounts to be assigned to Davel Financing at the Effective Time of the Exchanges will include any additional capitalized and any additional accrued interest and fees on all the Davel Loans through the Effective Time of the Exchanges.

                                  Schedule 2.2

     List of Exchanged PhoneTel Loans and PhoneTel Debt Exchange Shares(2)

                                                     COLUMN A - Exchanged                  COLUMN B - PhoneTel
      PhoneTel Lender               %                   PhoneTel Loans                    Debt Exchange Shares

     Foothill Capital
        Corporation               37.5%                 $10,563,422.66                         42,092,442
 Foothill Partners III, L.P.      37.5%                 $10,563,422.66                         42,092,442
     Ableco Finance, LLC            25%                 $ 7,042,281.78                         28,061,627
                                                        --------------                        -----------
                                                        $28,169,127.10                        112,246,511
                                                        --------------                        -----------


----------

(2) Amounts in Column A represent the total PhoneTel Loans (including accrued interest and fees) of $64,669,127.10 as of February 14, 2002 less $36,500,000.00. The actual amounts to be assigned to PhoneTel at the Effective Time of the Exchanges will include any additional capitalized and any additional accrued interest and fees on all the PhoneTel Loans through the Effective Time of the Exchanges.

                                 Schedule 2.3(A)

List of promissory notes, instruments of assignment and other closing documents to be delivered by Davel Lenders to Davel Financing

1. Promissory Notes in respect of the Exchanged Davel Loans described in Column A of Schedule 2.1 hereto.

2. Assignment Agreement in mutually agreeable form, which shall provide for an assignment of all the capitalized and all the accrued interest, fees and expenses required to be assigned together with principal amount of the Exchanged Davel Loans.

                                 Schedule 2.3(B)

 List of stock certificates, officers' certificates, promissory notes and other closing documents to be delivered by Davel Financing to the Davel Lenders

1. The stock certificates with respect to D Sub described in Column B of
Schedule 2.1 hereto and representing the Davel Debt Exchange Shares.

                                 Schedule 2.3(C)

List of promissory notes, instruments of assignment and other closing documents to be delivered by PhoneTel Lenders to PhoneTel

1. Promissory Notes in respect of the Exchanged PhoneTel Loans described in Column A of Schedule 2.2 hereto.

2. Assignment Agreement in mutually agreeable form, which shall provide for an assignment of all the capitalized and all the accrued interest, fees and expenses required to be assigned together with principal amount of the Exchanged PhoneTel Loans.

                                 Schedule 2.3(D)

 List of stock certificates, officers' certificates, promissory notes and other closing document to be delivered by PhoneTel to the PhoneTel Lenders

1. The stock certificates with respect to PhoneTel described in Column B of
Schedule 2.2 hereto and representing the PhoneTel Debt Exchange Shares.

      Schedule 3.1(E) - Disclosure relating to Davel Governmental Approvals

(a) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including the filing with and clearing by the SEC of a joint proxy statement relating to the PhoneTel Stockholders Meeting and the Davel Stockholders Meeting, as amended or supplemented from time to time;

(b) the filing of the Certificate of Merger as required by Delaware Law;

(c) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Transaction;

(d) filings with the SEC with respect to the deregistration of the shares of PhoneTel Common Stock or the registration of Davel Common Stock in connection with the Amended Plan (as such term is defined in the Merger Agreement); and

(e) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required by state public utility or public service commissions or under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of, any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality is necessary for the consummation by Davel of the Transaction.

       Schedule 3.1(F)(1) - Authorized and Issued Capital Stock of Davel
                           as of Date of Execution(3)

Authorized Number of Davel Common Stock         Issued Number of Davel Common Stock

50,000,000                                      12,277,830

Authorized Number of Davel Preferred Stock      Issued Number of Davel Preferred Stock

1,000,000                                       0


----------

(3) The issued number of Davel Common Stock is given on a fully diluted basis with respect to existing options and warrants but without giving effect to the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel referred to in Section 3.1(f)(ii) of the Exchange Agreement.

  Schedule 3.1(F)(2) - Authorized and Issued Capital Stock of Davel after the Davel Effective Time; Schedule of Rights to Purchase Capital Stock of Davel
                       after the Davel Effective Time(4)

Authorized Number of Davel Common Stock         Issued Number of Davel Common Stock

1,000,000,000                                   392,890,560

Authorized Number of Davel Preferred Stock      Issued Number of Davel Preferred Stock

1,000,000                                       0

Schedule of current options and warrants for Davel Capital Stock attached hereto.


----------

(4) The issued number of Davel Common Stock is given on a fully diluted basis with respect to existing options and warrants but without giving effect to the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel referred to in Section 3.1(f)(ii) of the Exchange Agreement. The Schedule of Rights to Purchase Capital Stock of Davel after the Davel Effective Time reflects the position without giving effect to the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel referred to in Section 3.1(f)(ii) of the Exchange Agreement.

  Schedule 3.1(F)(3) - Authorized and Issued Capital Stock of Davel after the PhoneTel Effective Time; Schedule of Rights to Purchase Capital Stock of Davel
                      after the PhoneTel Effective Time(5)



Authorized Number of Davel Common Stock         Issued Number of Davel Common Stock

1,000,000,000                                   618,721,250

Authorized Number of Davel Preferred Stock      Issued Number of Davel Preferred Stock

1,000,000                                       0

Schedule of Adjusted PhoneTel Options and Adjusted PhoneTel Warrants (both as defined in the Merger Agreement) attached hereto. In addition see Schedule 3.1(F)(2).


----------
(5) The issued number of Davel Common Stock is given on a fully diluted basis with respect to existing options and warrants but without giving effect to the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel referred to in Section 3.1(f)(ii) of the Exchange Agreement. The Schedule of Rights to Purchase Capital Stock of Davel after the PhoneTel Effective Time reflects the position without giving effect to the intended reservation of Davel Common Stock for issuance in respect of stock options and warrants of Davel referred to in Section 3.1(f)(ii) of the Exchange Agreement.

         Schedule 3.1(F)(5) - Disclosure relating to Pre-emptive Rights

Investment Agreement, dated April 19, 1999, as amended to date, by and among Davel, Samstock, L.L.C., a Delaware limited liability company, EGI-Davel Investors n/k/a EGI-DM Investors, L.L.C., David R. Hill and Davel Communications Group., an Illinois corporation.

Shareholders Agreement, dated as of December 22, 1998, as amended to date, by and among Davel, Samstock, L.L.C., a Delaware limited liability company, EGI-Davel Investors n/k/a EGI-DM Investments, L.L.C., David R. Hill and Davel Communications Group, Inc., an Illinois corporation.

Amended and Restated Corporate Governance, Liquidity and Voting Agreement, dated as of December 22, 1998, by and among UBS Capital II LLC, Davel Communications Group, Inc., an Illinois corporation, Davel Holdings, Inc., a Delaware corporation, and Peoples Telephone, Inc., a New York corporation.

        Schedule 3.1(F)(6) - Authorized and Issued Capital Stock of D Sub

Authorized Number of D Sub Stock            Issued Number of D Sub Stock

1,000                                       1,000

                  Schedule 3.1(K) - Disclosure of Certain Fees

         1. By letter agreement dated November 12, 2001, Davel paid to PhoneTel $17,500, representing one-half of the $35,000 engagement fee paid by PhoneTel to Ladenburg Thalmann & Co Inc. ("Ladenburg"). Davel is also obligated to pay 50% of Ladenburg's fees and expenses, if any, incurred in connection with such agreement.

         2. Davel has paid Marshall & Stevens $72,000 for certain financial services in connection with the Merger.

                Schedule 3.2(E) - PhoneTel Governmental Approvals

(a) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including the filing with and clearing by the SEC of a joint proxy statement relating to the PhoneTel Stockholders Meeting and the Davel Stockholders Meeting, as amended or supplemented from time to time;

(b) the filing of the Certificate of Merger as required by Ohio Law;

(c) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Transaction;

(d) filings with the SEC with respect to the deregistration of the shares of PhoneTel Common Stock or the registration of Davel Common Stock in connection with the Amended Plan (as such term is defined in the Merger Agreement); and

(e) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings as may be required by state public utility or public service commissions or under the corporation, takeover or blue sky laws of various states, no filing with or prior notice to, and no permit, authorization, consent or approval of, any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality is necessary for the consummation by PhoneTel of the Transaction.

      Schedule 3.2(F)(1) - Authorized and Issued Capital Stock of PhoneTel
                           as of Date of Execution(6)

45,000,000 shares of PhoneTel Common Stock are authorized and 11,611,708 shares of PhoneTel common stock are currently outstanding, on a fully diluted basis.





----------

(6) The issued number of PhoneTel Capital Stock is given on a fully diluted basis with respect to existing options and warrants but without giving effect to the deemed reservation of 4% of PhoneTel Common Stock for issuance in respect of stock options and warrants of PhoneTel (which deemed reservation is referred to in Section I of the Commitment Letter in the form of Exhibit A attached to the Exchange Agreement).

   Schedule 3.2(F)(2) - Authorized and Issued Capital Stock of PhoneTel after PhoneTel Debt for Equity Exchange but before Davel Effective Time and the
                           PhoneTel Effective Time(7)

123,858,219 shares of PhoneTel common stock will be outstanding after the Equity Exchange but prior to the Effective Time of the PhoneTel Merger, on a fully diluted basis. PhoneTel will seek approval of its stockholders to increase its authorized capital stock to an amount in excess of 123,858,219 shares in advance of the such Effective Time.

----------

(7) The issued number of PhoneTel Capital Stock is given on a fully diluted basis with respect to existing options and warrants but without giving effect to the deemed reservation of 4% of PhoneTel Common Stock for issuance in respect of stock options and warrants of PhoneTel (which deemed reservation is referred to in Section I of the Commitment Letter in the form of Exhibit A attached to the Exchange Agreement).

         Schedule 3.2(F)(4) - Disclosure relating to Pre-emptive Rights

None.

                  Schedule 3.2(K) - Disclosure of Certain Fees

The fees owed pursuant to an the agreement dated January 8, 2001 with Ladenburg Thalmann & Co., Inc. in connection with the Transaction will equal 1-1/4% of the Aggregate Consideration paid by Davel including retainer amounts and amounts paid pursuant to the issuance of a fairness opinion by Ladenburg Thalmann & Co., Inc. For purposes of the Transaction, Aggregate Consideration is defined as the total sale proceeds and all other consideration received by PhoneTel and/or holders of PhoneTel's stock, options and warrants upon the consummation of the Transaction, inclusive of cash, debt and equity securities, notes, property, shareholder payables and indebtedness assumed, plus the total value of any interest-bearing and long-term liabilities assumed or retired and the aggregate amount of any dividends or other distributions paid by the Company to its stockholders after the date of the engagement letter.

As discussed above, Ladenburg Thalmann & Co., Inc. is entitled to receive $175,000 for the issuance of a fairness opinion to the Board of Directors in connection with the Transaction.

By letter agreement dated November 12, 2001, PhoneTel engaged Ladenburg, Thalmann & Co. to assist in obtaining receivables-backed debt financing for PhoneTel and Davel for a fixed fee of $35,000. In a separate letter agreement dated November 12, 2001, Davel has agreed to pay one half of the fixed fee and out-of-pocket expenses. The $35,000 fee has been paid, and Davel has reimbursed the Company for half of such fee.

          Schedule 3.3(E) - Disclosure relating to Government Approvals

      Schedule 3.3(F) - Disclosure relating to ownership of the Davel Loans

          Schedule 3.4(E) - Disclosure relating to Government Approvals

    Schedule 3.4(F) - Disclosure relating to ownership of the PhoneTel Loans

                                    Exhibit A

                                Commitment Letter

                                    Exhibit B

                          Registration Rights Agreement